Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of this [__] day of [________], 2022, is by and among KeyBank National Association (the “Escrow Agent”), Global Consumer Acquisition Corp., a Delaware corporation (“Purchaser”), and CLP Luminex Holdings, LLC, a Delaware limited liability company (“Seller”). The Escrow Agent, Purchaser and Seller are sometimes referred to in this Agreement collectively as the “Parties” or individually as a “Party”.

RECITALS

A.            This Agreement is being entered into in connection with that certain Stock Purchase Agreement, dated as of December 13, 2021 (as may be amended, modified or supplemented from time to time, the “Purchase Agreement”), by and among Seller, Luminex Home Décor & Fragrance Holding Corporation, a Delaware corporation, and Purchaser.

B.            Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.            Appointment of the Escrow Agent. Purchaser and Seller hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent accepts such appointment under the terms and conditions set forth in this Agreement. Notwithstanding the references in this Agreement to the Purchase Agreement, Purchaser and Seller acknowledge that the Escrow Agent is not a party to the Purchase Agreement for any purpose or responsible for its interpretation or enforcement.

2.            Deposit in Escrow; Liabilities Secured by the Escrow Funds.

2.1            Deposit in Escrow. Simultaneously with the execution and delivery of this Agreement, Purchaser will deposit, or cause to be deposited, with the Escrow Agent, an aggregate amount equal to $[_______] (the “Escrow Amount”), consisting of (a) $5,000,000 (the “Adjustment Escrow Amount”) and (b) $[_______] (the “Retention Escrow Amount”), in each case, by wire transfer of immediately available funds to separate and distinct interest bearing accounts maintained by the Escrow Agent (the “Escrow Accounts”). The Escrow Agent will hold, invest and reinvest and, subject to and in accordance with the terms and conditions of this Agreement, disburse the Escrow Amount and any and all income earned on the Escrow Amount (the “Earnings”) in accordance with the terms and conditions of this Agreement. The Adjustment Escrow Amount, together with the Earnings thereon, is hereinafter referred to as the “Adjustment Escrow Funds”, and the Retention Escrow Amount, together with the Earnings thereon, is hereinafter referred to as the “Retention Escrow Funds” and together with the Adjustment Escrow Funds, the “Escrow Funds”. The Escrow Account maintaining the Adjustment Escrow Funds is hereinafter referred to as the “Adjustment Escrow Account” and the Escrow Account maintaining the Retention Escrow Funds is hereinafter referred to as the “Retention Escrow Account”.

2.2            Liabilities Secured by the Escrow Funds. The Adjustment Escrow Funds shall be used to satisfy the payment of the Actual Adjustment (if a negative amount), as provided in Section 2.3(c)(ii) of the Purchase Agreement, and to pay the fees and expenses of the Independent Accountant, if any, that are payable by Seller pursuant to Section 2.3(b) of the Purchase Agreement. The Retention Escrow Funds shall be used to satisfy amounts owed to Purchaser or any other Purchaser Indemnitee in respect for Losses, if any, pursuant to, and in accordance with, the terms and conditions of Article IX of the Purchase Agreement.

3.            Investment and Tax Reporting.

3.1            Investment. The Escrow Agent will invest the Escrow Funds in any money market fund operated by the Escrow Agent or its affiliates and in a manner jointly specified in writing from time to time by Purchaser and Seller. Absent such written direction, the Escrow Agent will invest the Escrow Funds in the Federated Treasury Obligations Fund – Capital Share Class account. The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or any such Affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. Purchaser and Seller acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

3.2            Tax Reporting. Seller shall timely forward to the Escrow Agent all tax information or documents the Escrow Agent reasonably requests to comply with its obligations under any tax law or regulation with respect to the Earnings. The Parties understand that, if the applicable tax identification numbers are not certified, or the applicable forms are not provided, to the Escrow Agent, then the Internal Revenue Code, as amended from time to time, or other tax laws may require withholding of a portion of the Earnings. Promptly following the conclusion of each calendar year during which there is any remaining Escrow Funds, the Escrow Agent shall deliver to Seller a Form 1099-DIV (or any other required form or return) with respect to Seller’s Earnings to the extent required under applicable law. The Escrow Agent shall withhold taxes from any distributions hereunder to the extent required by applicable law and remit such taxes to the appropriate taxing authorities as required by applicable law. For income tax reporting purposes, Seller shall report the Earnings for the taxable year in which such income is properly includible on its income tax returns.

4.            Distribution of Escrow Funds.

4.1            Distribution of Adjustment Escrow Funds.

a.            If Seller becomes liable for the fees and expenses of the Independent Accountant pursuant to Section 2.3(b) of the Purchase Agreement, Purchaser and Seller agree to deliver joint written notice to the Escrow Agent specifying the amount of such portion of the Independent Accountant’s fees and expenses for which Seller has become liable and directing the Escrow Agent to pay such amount to the Independent Accountant. Promptly upon the receipt of such joint written notice, the Escrow Agent shall pay from the Adjustment Escrow Amount the amount specified in such joint written notice in accordance with the payment instructions set forth in such joint written notice.

b.            If it is determined pursuant to Section 2.3 of the Purchase Agreement that the Actual Adjustment is a negative amount (the amount of such difference, the “Purchase Price Excess”), then Purchaser and Seller shall deliver a joint written instruction and verbal authorization to the Escrow Agent directing the Escrow Agent to release from the Adjustment Escrow Account (i) an amount in cash equal to the lesser of (A) the Purchase Price Excess and (B) the Adjustment Escrow Amount to Purchaser and (ii) the remaining Adjustment Escrow Funds, if any, after payment of the amount contemplated by Section 4.1(a), if any, and Section 4.1(b)(i), to Seller, in each case, by bank wire transfer of immediately available funds to the account(s) designated in writing by Purchaser and Seller, as applicable, to the Escrow Agent.

c.            If it is determined pursuant to Section 2.3 of the Purchase Agreement that the Actual Adjustment is zero or a positive amount, then Seller shall deliver a joint written instruction and verbal authorization to the Escrow Agent directing the Escrow Agent to release the Adjustment Escrow Funds, after payment of the amount contemplated by Section 4.1(a), if any, to Seller by bank wire transfer of immediately available funds to the account(s) designated in writing by Seller to Purchaser and the Escrow Agent.

d.            Upon receipt of any joint written instruction from Purchaser and Seller in accordance with this Section 4.1, the Escrow Agent shall promptly, but in any event within five Business Days after the joint written instruction is received, disburse the Adjustment Escrow Funds in accordance with such joint written instruction and verbal authorization.

4.2            Payments from the Retention Escrow Amount. The Escrow Agent shall hold, pay, release, deliver or otherwise deal with the Retention Escrow Amount as follows:

a.            If at any time Purchaser believes in good faith that Purchaser or any Purchaser Indemnitee is entitled to a payment pursuant to Article IX of the Purchase Agreement, Purchaser shall provide written notice thereof (a “Purchaser Distribution Notice”) to Seller and the Escrow Agent, concurrently requesting payment to Purchaser or any Purchaser Indemnitee from the Retention Escrow Account, subject to the limitations set forth in Article IX of the Purchase Agreement. A Purchaser Distribution Notice must include (i) the reason for distribution (including without limitation reference to the specific provisions of the Purchase Agreement giving rise to the claim and a reasonable level of detail of the facts in support of the claim), (ii) the amount of such requested distribution (the “Claim Amount”), and (iii) payment instructions. The Escrow Agent shall, forthwith upon receipt of a Purchaser Distribution Notice, deliver a copy of the Purchaser Distribution Notice to Seller and Purchaser, together with written notice that distribution will be made in accordance with the terms of such Purchaser Distribution Notice and this Agreement unless Seller delivers an Objection Notice (as defined below) in accordance with this Agreement. The Escrow Agent shall, on the 30th day following delivery of the Purchaser Distribution Notice to Seller and the Escrow Agent, deliver the Claim Amount in accordance with the terms of the Purchaser Distribution Notice unless, prior to the expiration of such 30-day period (the “Objection Period”), Seller provides written notice (an “Objection Notice”) to the Escrow Agent and Purchaser that it objects in good faith to such distribution on the grounds that the applicable Purchaser Indemnitee is not entitled to indemnification for the Claim Amount (or portion thereof) pursuant to the provisions of the Purchase Agreement specified by Purchaser in the Purchaser Distribution Notice. Concurrently with the delivery of an Objection Notice to the Escrow Agent and Purchaser, Seller shall deliver to Purchaser a reasonably detailed description of the reason for the Objection Notice. If the Escrow Agent receives an Objection Notice with respect to a Claim Amount within the Objection Period, then the Escrow Agent shall disburse the Claim Amount only in accordance with Section 4.2(b).

b.            If during the Objection Period the Escrow Agent shall have received an Objection Notice from Seller with respect to such Purchaser Distribution Notice, then the Escrow Agent shall, subject to the remainder of this Section 4.2(b), not release and deliver to Purchaser the Claim Amount, and the Escrow Agent shall continue to hold the Claim Amount until the earlier of such time as (i) the Escrow Agent receives a notice signed by both Purchaser and Seller directing the Escrow Agent to release and deliver the Claim Amount (or any portion thereof) as specified in such joint notice, and (ii) the Escrow Agent is directed by a final, nonappealable judgment or order of a court of competent jurisdiction to release and deliver the Claim Amount to the Person(s) named in such judgment or order and at such time, the Escrow Agent shall pay the amounts so directed in the joint notice or the final, nonappealable judgment or order, as applicable, as directed therein.

c.            Upon receipt of any joint written instruction from Purchaser and Seller in accordance with this Section 4.2, the Escrow Agent shall promptly, but in any event within five Business Days after the joint written instruction is received, disburse the Retention Escrow Funds in accordance with such joint written instruction and verbal authorization.

d.            Purchaser’s and any other Purchaser Indemnitee’s right to reimbursement for such Losses will be subject to the terms and conditions set forth in the Purchase Agreement, including the limitations set forth in Article IX of the Purchase Agreement.

4.3            Release of Funds from the Retention Escrow Account.

a.            Within two Business Days following [         ], 2024 (such date or, if such day is not a Business Day, the next succeeding Business Day, being herein called the “Retention Release Date”), the Escrow Agent shall pay to Seller from the Retention Escrow Account the amount, if any, in the Retention Escrow Account on the Retention Release Date that is in excess of the aggregate Claim Amounts set forth in pending Purchaser Distribution Notices which have been delivered on or prior to the Retention Release Date and which remain pending and unresolved (or unpaid) (“Pending Claim Amounts”) on the Retention Release Date in accordance with instructions provided by Seller and Purchaser.

b.            If in the calculation of a distribution to be made to Seller under Section 4.3(a), a Pending Claim Amount was taken into account therein (a “Holdover Pending Claim Amount”), then (i) if no Objection Notice is delivered by Seller with respect to the Pending Claim Amount within the applicable Objection Period in accordance with Section 4.2(a), the Pending Claim Amount shall be released and paid as directed in the applicable Purchaser Distribution Notice promptly (and in any event within two Business Days) following expiration of the Objection Period in respect of such Pending Claim Amount in accordance with Section 4.2(a), and (ii) if an Objection Notice has been delivered by Seller within the applicable Objection Period with respect to a Pending Claim Amount (or portion thereof) in accordance with Section 4.2(a), the portion of the Pending Claim Amount disputed in such Objection Notice shall be released and paid, or held, as applicable, in accordance with Section 4.2(b). For the avoidance of doubt, the parties agree that to the extent any portion of any Holdover Pending Claim Amount that is subject to dispute is resolved by judicial process as referred to in Section 4.2(b) and any portion thereof is not directed by a final, nonappealable judgment or order of a court of competent jurisdiction to be released and delivered to a specified Person or specified Persons or held in escrow for some additional period of time, then, concurrently with the release and delivery of any balance of the Holdover Pending Claim Amount as directed by such judgment or order, the Escrow Agent shall release and deliver to Seller the portion of the Holdover Pending Claim Amount that is not so directed by such judgment or order to be released and delivered to a specified Person or specified Persons.

5.            Escrow Agent Compensation. The Escrow Agent is to be compensated in accordance with the fee schedule attached to this Agreement as Exhibit A for the performance of its duties under this Agreement (the “Escrow Fees”). The Escrow Fees are to be borne 50% by Purchaser and 50% by Seller, and shall be invoiced to Purchaser and Seller at the times such Escrow Fees are due.

6.            Obligations and Liabilities of the Escrow Agent.

6.1            The Escrow Agent has no duties or obligations other than those specifically set forth in this Agreement. The Escrow Agent’s duties and obligations are purely ministerial in nature and nothing herein shall be construed to give rise to any fiduciary obligations of the Escrow Agent.

6.2            The Escrow Agent is not responsible in any manner whatsoever for any failure or inability of any Party other than the Escrow Agent to honor any of the provisions of this Agreement.

6.3            The Escrow Agent is fully protected in acting or refraining from acting upon and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that the Escrow Agent in good faith reasonably believes to have been signed or presented by the proper Party or Parties.

6.4            The Escrow Agent will not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law or for anything that it may do or refrain from doing in connection with this Agreement, except for its own fraud, gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for any special or consequential damages caused by its gross negligence or willful misconduct even if previously informed of the possibility thereof. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

6.5            The Escrow Agent may consult with, and obtain advice from, legal counsel of its own choice in the event of any dispute or with respect to the construction of any of the provisions of this Agreement or its duties under this Agreement, and the Escrow Agent will incur no liability and will be fully protected in acting or refraining from acting in good faith in accordance with the opinion and instruction of such counsel. The provisions of this Section 6 shall survive the termination of the escrow arrangement contemplated hereby.

7.            Automatic Succession; Resignation and Removal of the Escrow Agent.

7.1            Any company into which the Escrow Agent may be merged or with which it may be consolidated or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, will be the successor to the Escrow Agent without the execution or filing of any paper or further act on the part of any Parties, notwithstanding anything in this Agreement to the contrary.

7.2            The Escrow Agent may resign as escrow agent at any time with or without cause by giving written notice to Purchaser and Seller, such resignation to be effective 30 days following the date such notice is given. In addition, Purchaser and Seller may jointly remove the Escrow Agent as the escrow agent at any time with or without cause by a joint written instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument must designate the effective date of such removal. If any such resignation or removal occurs, then a successor escrow agent will be appointed jointly by Purchaser and Seller. Any such successor escrow agent will deliver to Purchaser and Seller a written instrument accepting such appointment and upon such delivery it will succeed to all of the rights and duties of the Escrow Agent under this Agreement and will be entitled to receive the Escrow Funds to hold and distribute in accordance with this Agreement.

7.3            If Purchaser and Seller are unable to agree upon a successor escrow agent or have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice of resignation or removal, then the then-acting escrow agent or Purchaser and Seller may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment will be binding upon all of the Parties.

7.4            Upon written acknowledgment by any successor escrow agent of the receipt of the Escrow Funds, the then-replaced escrow agent will be fully relieved of all duties, responsibilities and obligations under this Agreement except with respect to actions previously taken or omitted by such replaced escrow agent.

8.            Indemnification of the Escrow Agent. In partial consideration of the Escrow Agent’s acceptance of this appointment, Purchaser and Seller will indemnify, defend and hold the Escrow Agent harmless as to any liability incurred by it to any Person by reason of its having accepted such appointment or in carrying out the terms of this Agreement and will reimburse the Escrow Agent for all of its reasonable, documented costs and expenses, including reasonable attorneys’ fees and expenses, arising out of any matter for which the Escrow Agent is entitled to indemnification under this Section 8. Notwithstanding the foregoing, no indemnity need be paid in case of the Escrow Agent’s fraud, gross negligence or willful misconduct. In the event that the Escrow Agent is entitled to reimbursement under this Section 8, Purchaser, on the one hand, and Seller, on the other hand, will each pay one-half of the amount of such reimbursement. The provisions of this Section 8 shall survive termination of the escrow arrangement contemplated hereby.

9.            Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to Seller, to:

CLP Luminex Holdings, LLC

c/o Centre Lane Partners, LLC

One Grand Central Place

60 East 42nd Street

Suite 2220

New York, New York 10165

Attention: Mayank Singh

E-mail: msingh@centrelanepartners.com

with a copy (which shall not constitute notice) to:

Jones Day

325 John H. McConnell Blvd, Suite 600

Columbus, OH 43215-2673

Attention: Jason R. Grove

E-mail: jrgrove@jonesday.com

if to Purchaser:

Global Consumer Acquisition Corp.

1926 Rand Ridge Court

Marietta, GA 30062

Attention: Rohan Ajila, Chief Executive Officer

E-mail: ra@globalconsumercorp.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave New York, NY 10154

Attention: Mitchell Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

if to the Escrow Agent:

KeyBank National Association

100 Public Square, Suite 600

Cleveland, Ohio 44113

Attention: Lee Ann Habinak

E-mail: lee_ann_habinak@keybank.com

10.            No Assignment or Delegation. Except as set forth in Section 7, no Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

11.            Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.            Captions. Captions are not a part of this Agreement, but are included for convenience, only.

13.            Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder; (b) all references to the preamble, recitals, Sections or exhibits are to the preamble, recitals, Sections or exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (d) masculine gender shall also include the feminine and neutral genders and vice versa; (e) words importing the singular shall also include the plural and vice versa; (f) the words “include”, “including” and “or” shall mean without limitation by reason of enumeration; and (g) all references to “$” or dollar amounts are to lawful currency of the United States of America. If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

14.            Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

15.            Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

16.            Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in The City of New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 10 shall be effective service of process for any such Action.

17.            Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.            Amendments; No Waivers; Remedies.

18.1            This Agreement cannot be amended, except by a writing signed by each Party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

18.2            Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

18.3            Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

19.            Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

20.            Entire Agreement. This Agreement, collectively with the Purchase Agreement and the other documents delivered by the Parties in connection herewith and therewith, sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

ESCROW AGENT:

KEYBANK NATIONAL ASSOCIATION

By:
Name: Lee Ann Habinak
Title: Vice President

[Signature Page to Escrow Agreement]

PURCHASER:

GLOBAL CONSUMER ACQUISITION CORP.

By:
Name: Rohan Ajila
Title: Chief Executive Officer

[Signature Page to Escrow Agreement]

SELLER:

CLP LUMINEX HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A

Escrow Agent’s Fee Schedule

Acceptance Fee:	WAIVED

Initial Fees as they relate to KeyBank National Association acting in the capacity of Escrow Agent – includes review of the Agreement; acceptance of the Escrow Agent appointment; setting up of Escrow Accounts and accounting records; and coordination of receipt of funds for deposit to the Escrow Accounts. Acceptance Fee payable at time of execution of the Agreement.

Escrow Agent Annual Administration Fee:	$5,000

For ordinary administrative services by Escrow Agent – daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring Purchaser Claim Notices pursuant to the Agreement; disbursement of Escrow Funds in accordance with the Agreement; mailing of account statements to all applicable Parties and 1099 tax reporting.

KeyBank National Association’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: 2

•	Est. Number of Payees: not provided

•	Investment in Federated Money Market Funds

Out-of-Pocket Expenses:	Billed At Cost